UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 24, 2023, Weatherford International plc (“Weatherford” and together with its subsidiaries, “we” or the “Company”) issued a news release announcing results for the third quarter ended September 30, 2023. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

Weatherford will host a conference call on Wednesday, October 25, 2023, to discuss the Company’s results for the third quarter ended September 30, 2023. The conference call will begin at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

Listeners are encouraged to download the accompanying presentation slides which will be available in the investor relations section of the Company’s website.

Listeners can participate in the conference call via a live webcast at https://www.weatherford.com/investor-relations/investor-news-and-events/events/ or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Participants should log in or dial in approximately 10 minutes prior to the start of the call.

A telephonic replay of the conference call will be available until November 8, 2023, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 4193933. A replay and transcript of the earnings call will also be available in the investor relations section of the Company’s website.

A replay and transcript of the earnings call will also be available in the investor relations section of the Company’s website.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Weatherford International Ltd. (“WIL-Bermuda”), Weatherford International, LLC (“WIL-Delaware”), Weatherford Canada Ltd. (“WIL-Canada”, and, together with WIL-Bermuda and WIL-Delaware, the “Initial Borrowers”, and the Initial Borrowers together with WIL-Switzerland (as defined below), the “Borrowers”), as borrowers, and Weatherford, as parent, entered into an amended and restated credit agreement (as amended and supplemented by the Canadian Borrower Joinder, dated as of November 22, 2022, the Additional Lender Supplement, dated as of November 22, 2022, the First Amendment to Amended and Restated Credit Agreement, dated as of November 22, 2022, the Second Amendment to Amended and Restated Credit Agreement, dated as of January 6, 2023, the Third Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2023 and the Fourth Amendment (as defined below), the “Amended and Restated Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), on October 17, 2022. Capitalized terms not defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement.

On October 24, 2023 (the “Amendment Effective Date”), the Borrowers, Weatherford, each other Obligor, the lenders party thereto and the Administrative Agent entered into the Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), which, among other things, increases the aggregate commitments under the revolving credit facility such that the Amended and Restated Credit Agreement provides for a $550 million revolving credit facility, comprised, as of the Amendment Effective Date, of (i) $250 million for the issuance of bid and performance letters of credit for the Borrowers and certain subsidiaries (“LC Facility”) and (ii) $300 million for revolving loans and the issuance of bid, performance and financial letters of credit for the Borrowers and certain subsidiaries (“Revolving Facility”). The Amended and Restated Credit Agreement gives the Borrowers, upon the satisfaction of certain conditions, the ability to request incremental increases of the LC Facility and/or the Revolving Facility by up to $200 million in the aggregate; provided, that the Revolving Facility shall not be increased until the aggregate outstanding principal amount of WIL-Bermuda’s 6.500% senior secured notes due 2028 (the “Senior Secured Notes”) does not exceed $200 million. As of the Amendment Effective Date, there were approximately $220 million of outstanding letters of credit under the LC Facility, $52 million of outstanding letters of credit under the Revolving Facility and no outstanding loans under the Revolving Facility.

The Fourth Amendment modifies the pricing for revolving credit facility such that the outstanding amount of (i) each loan will bear interest at Adjusted Term SOFR (which includes an adjustment of 10 basis points per annum), Adjusted Eurocurrency Rate (which, to the extent based on Term CORRA or Daily Compounded CORRA, shall include an adjustment of 29.547 or 32.138 basis points) or Daily Simple RFR, as applicable, plus an applicable margin of 225-375 basis points per annum (depending on the applicable credit rating) and (ii) each letter of credit will be subject to an LC participation fee equal to 225-375 basis points per annum (depending on the applicable credit rating). The Fourth Amendment also (i) increases the fronting fee on the outstanding amount of each such letter of credit to 20 basis point per annum and (ii) adjusts the unused commitment fee in respect of the unutilized commitments to 35-50 basis point per annum on the average daily unused commitments under the Amended and Restated Credit Agreement (depending on the applicable credit rating).

In addition, the Fourth Amendment, among other things, (i) joins WOFS International Finance GmbH (“WIL-Switzerland”) as a Borrower, (ii) extends the Maturity Date to the earlier of October 24, 2028 and the date that is 91 days prior to the stated maturity of the Senior Secured Notes or any Permitted Refinancing Indebtedness with respect thereto, (iii) includes a maximum ratio of funded debt that is secured on a pari passu or junior lien basis with the revolving credit facility (net of unrestricted cash in excess of $400 million) to consolidated adjusted EBITDA of 1.50 to 1.00, (iv) eliminates the Minimum Book Value of Assets test and related provisions, (v) permits Weatherford and its restricted subsidiaries to make distributions and other restricted payments on account of its capital stock upon the satisfaction of certain conditions (including no default, the ratio of funded debt (net of unrestricted cash in excess of $400 million) to consolidated adjusted EBITDA not exceeding 2.00 to 1.00 and liquidity of at least $400,000,000), and (vi) adjusts certain baskets and thresholds as set forth therein.

The foregoing description of the Fourth Amendment is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On October 24, 2023, the Company issued a press release announcing the Fourth Amendment.  A copy of the press release is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 24, 2023, by and among Weatherford International Ltd., Weatherford International, LLC, Weatherford Canada Ltd. WOFS International Finance GmbH, Weatherford International plc, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	News Release dated October 24, 2023 announcing results for the third quarter ended September 30, 2023.

99.2	News Release dated October 24, 2023 announcing the Fourth Amendment to the Amended and Restated Credit Agreement.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 24, 2023
/s/ Arunava Mitra
Arunava Mitra
Executive Vice President and Chief Financial Officer